Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated July 2, 2026, with respect to the consolidated financial statements of Universal Safety Products, Inc. and Subsidiaries as of and for the years ended March 31, 2026 and 2025, included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Philadelphia, PA

July 10, 2026